UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2022 (April 6, 2022)

INVESTORS BANCORP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36441	46-4702118
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

101 JFK Parkway, Short Hills, New Jersey	07078
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 924-5100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	ISBC	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the closing of the merger of Investors Bancorp, Inc., a Delaware corporation (the “Company”), with and into Citizens Financial Group, Inc., a Delaware corporation (“Citizens”), with Citizens as the surviving corporation, on April 6, 2022 pursuant to the Agreement and Plan of Merger, dated as of July 28, 2021 (the “Merger Agreement”), by and between Citizens and the Company.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On April 6, 2022, pursuant to the terms and conditions of the Merger Agreement, the Company was merged with and into Citizens, with Citizens as the surviving corporation (the “Merger”). Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), holders of Company common stock, par value $0.01 per share (“Company Common Stock”), became entitled to receive 0.297 of a share of Citizens common stock, par value $0.01, and $1.46 in cash for each share of Company Common Stock issued and outstanding immediately prior to the Effective Time, with cash payable in lieu of any fractional shares (the “Merger Consideration”).

At the Effective Time, each Company stock option award and Company restricted stock award that was outstanding immediately prior to the Effective Time was converted into a Citizens stock option award or Citizens restricted stock award, respectively. The conversion of such awards was calculated in accordance with the methodology set forth in the Merger Agreement. Following the conversion of Company stock options and restricted stock awards into Citizens awards at the Effective Time, the converted awards will continue to be governed by the same terms and conditions as were applicable prior to the Effective Time.

Immediately following the Merger, Investors Bank, a New Jersey state-chartered bank and the Company’s wholly-owned subsidiary, merged with and into Citizens Bank, National Association, with Citizens Bank, National Association as the surviving entity.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this report and is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As a result of the Merger, the Company no longer fulfills the listing requirements of the NASDAQ Global Select Market (“NASDAQ”). The Company notified NASDAQ that trading in Company Common Stock should be suspended and the listing of Company Common Stock should be removed, in each case prior to the opening of the market on April 7, 2022, and requested that NASDAQ file with the U.S. Securities and Exchange Commission (the “SEC”) a notification of removal from listing and registration of Company Common Stock on Form 25 to effect the delisting of all shares of Company Common Stock from NASDAQ and the deregistration of such Company Common Stock under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”). Citizens, as successor to the Company, intends to file with the SEC a certification on Form 15 requesting the termination of the registration of the Company Common Stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03	Material Modification to the Rights of Security Holders.

The information set forth under Items 2.01, 3.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

At the Effective Time, each holder of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time ceased to have any rights as a stockholder of the Company other than the right to receive the Merger Consideration in accordance with the Merger Agreement.

Item 5.01	Changes in Control of Registrant.

The information set forth under Items 2.01 and 3.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As of the Effective Time, the certificate of incorporation of the Company and the bylaws of the Company ceased to be in effect by operation of law. Citizens’ certificate of incorporation and bylaws in effect immediately prior to the Effective Time remained the certificate of incorporation and bylaws of Citizens (as the surviving corporation in the Merger).

The disclosure set forth in Item 2.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

2.1	Agreement and Plan of Merger, dated July 28, 2021, by and between Citizens Financial Group, Inc. and Investors Bancorp, Inc. (Incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of Investors Bancorp, Inc. (Commission File No. 001-36441) filed with the Securities and Exchange Commission on July 30, 2021).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CITIZENS FINANCIAL GROUP, INC. as successor by merger to Investors Bancorp, Inc.

Dated: April 7, 2022	By:	/s/ Robin S. Elkowitz
	Name:	Robin S. Elkowitz
	Title:	Executive Vice President, Deputy General Counsel and Corporate Secretary